UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400
Deerfield, IL		60015
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 30, 2010, Terra Nitrogen Company, L.P., a Delaware limited partnership (“TNCLP”), entered into a waiver (the “Waiver”), among Terra Nitrogen, Limited Partnership, a Delaware limited partnership (the “Borrower”), TNCLP, Terra Nitrogen GP, Inc., a Delaware corporation (“TNGP”), the Lenders (as defined below), the Issuers (as defined below) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”) to the Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments thereto, the “Credit Agreement”), among the Borrower, TNCLP, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and the Administrative Agent. The Waiver provides that the Lenders and the Administrative Agent waive the Change of Control (as defined in the Credit Agreement) event of default under the Credit Agreement (the “Specified Default”) until September 28, 2010 arising as a result of the consummation of the acquisition (the “CF Acquisition”) contemplated by the Agreement and Plan of Merger dated as of March 12, 2010, by and among CF Industries Holdings, Inc. (“CF”), Composite Merger Corporation, an indirect, wholly-owned subsidiary of CF, and Terra Industries, Inc., a Maryland corporation (“Terra”). As a result of the CF Acquisition, Terra is an indirect, wholly-owned subsidiary of CF. The Borrower, TNCLP and TNGP are indirect subsidiaries of Terra. The Waiver further provides that immediately following September 28, 2010, the Specified Default shall become an Event of Default under the Credit Agreement thereby permitting the Lenders to terminate all commitments thereunder. The Credit Agreement provides the Borrower with a revolving credit facility in the aggregate principal amount of $50.0 million. The Borrower may borrow an amount generally based on eligible cash balances, 85 percent of eligible accounts receivable and 60 percent of eligible finished goods inventory, less outstanding letters of credit. The description of the Waiver contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Waiver, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

10.1         Waiver, dated as of June 30, 2010, among Terra Nitrogen, Limited Partnership, a Delaware limited partnership, Terra Nitrogen Company, L.P., a Delaware limited partnership, Terra Nitrogen GP, Inc., a Delaware corporation, the Lenders party thereto, and Citicorp USA, Inc., as Administrative Agent thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Waiver, dated as of June 30, 2010, among Terra Nitrogen, Limited Partnership, a Delaware limited partnership, Terra Nitrogen Company, L.P., a Delaware limited partnership, Terra Nitrogen GP, Inc., a Delaware corporation, the Lenders party thereto, and Citicorp USA, Inc., as Administrative Agent thereunder.